UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 10, 2004

SCHEID VINEYARDS INC.
(Exact name of small business issuer as specified in its charter)

Delaware	000-22857	77-0461833
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

305 Hilltown Road
Salinas, California		93908
(Address of principal executive offices)		(Zip Code)

(831) 455-9990
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Item 4.01(a).  On September 10, 2004, Scheid Vineyards Inc. (the “Company”) dismissed Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the two fiscal years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.  The decision to change accountants was approved by the Audit Committee of the Company.

The Company did not have any disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Company has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements and, if not, stating the respects in which it does not agree.  A copy of Deloitte’s letter is attached as Exhibit 16.1 to this Form 8-K.

Item 4.01(b).  On September 15, 2004, the Company engaged Moss Adams LLP as its principal accountant to audit the Company’s financial statements.

Item 9.01.  Financial Statements and Exhibits.

Item 9.01(c)          Exhibits.

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP dated September 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2004	SCHEID VINEYARDS INC.
/s/ Michael S. Thomsen

Michael S. Thomsen
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)